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                                                                Exhibit 10.46

STANDARD FORM OF OFFICE LEASE
The Real Estate Board of New York, Inc.

AGREEMENT OF LEASE, made as of this 26th day of February, 1996, between Flatiron Associates, c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, NY 10017 party of the first part, hereinafter referred to as OWNER, and Video Jukebox Network, Inc., a Florida corporation with an office at 1221 Collins Avenue, Miami Beach, Florida 33139 party of the second part, hereinafter referred to as TENANT,

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby hires from Owner Suite 700, substantially as shown on Exhibit A attached hereto and made a part hereof in the building known as The Flatiron Building, 175 Fifth Avenue in the Borough of Manhattan, City of New York, for the term of three (3) years (or until such term shall sooner cease and expire as hereinafter provided) to
commence on the 1st day of March, nineteen hundred and ninety-six *   , and to
end on the 28th day of February, 1999 ("Expiration Date") both dates inclusive, at an annual rental rate of as set forth in Article 39 hereof, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the May 1996 monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:   1. Tenant shall pay the rent as above and as hereinafter provided.

Occupancy:      2. Tenant shall use and occupy demised premises for general and executive offices and uses incidental thereto and for no other purpose.

Tenant Alterations:     3. Tenant shall make no changes in or to the demised
premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation taking into account reasonable wear and tear thereof and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

Maintenance and Repairs:        4. Tenant shall, throughout the term of this
lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's subtenants, agents, employees, invitees or licensees (other than Owner or its employees) of which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant's expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof provided Owner diligently makes such repair, alteration, addition or improvement. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach on contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in
Article 9 hereof.

Window Cleaning:        5. Tenant will not clean nor require, permit, suffer or
allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:       6. Prior to the
commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, (including Tenant's permitted use) or, with respect to the building if arising out of the Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

* ("Commencement Date")

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Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:  7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may reasonably request.

Property        8. Owner or its agents shall not be liable for any damage
Loss, Damage    to property of Tenant or of others entrusted to employees of
Reimbursement   the building, nor for loss of or damage to any property of
Indemnity:      Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction     9. (a) If the demised premises or any part thereof shall be
Fire and Other  damaged by fire or other casualty, Tenant shall give immediate
Casualty:       notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusuable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of
(b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent         10. If the whole or any part of the demised premises shall
Domain:         be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant's moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.

Assignment,     11. Tenant, for itself, its heirs, distributees, executors,
Mortgage,       administrators, legal representative successor and assigns,
Etc.:           expressly covenants that it shall not assign, mortgage or
                encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric        12. Rates and conditions in respect to submetering or rent
Current:        inclusion, as the case may be, to be added if RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which in Owner's opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to       13. Owner or Owner's agents shall have the right (but shall
Premises:       not be obligated) to enter the demised premises in any
                emergency at any time, and, at other reasonable times, and upon reasonable notice to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building of which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building and during the last six months of the term for the purpose of showing the



----------------
Rider to be added if necessary.




                                       4
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same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. In exercising its rights hereunder, Owner shall use reasonable efforts to avoid unreasonable interference with the normal conduct of Tenant's business in the demised premises.

Vault,          14. No Vaults, vault space or area, whether or not enclosed
Vault Space,    or covered, not within the property line of the building is
Area:           leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:      15. Tenant will not at any time use or occupy the demised
                premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to the Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:     16. (a) Anything elsewhere in this lease to the contrary
                notwithstanding, this lease may be cancelled by Owner by
the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor, provided, however, in the event of an involuntary bankruptcy proceeding commenced against Tenant, Owner shall not cancel this Lease unless such filing
(i) is not contested, in good faith, by Tenant within 30 days of the date of such filing and (ii) is not dismissed within 90 days of such filing or (2) the making by Tenant or an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

                (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:     17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant;
or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy and cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

                (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease and such default continues beyond any applicable cure period, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of     18. In case of any such default, re-entry, expiration and/or
Owner and       dispossess by summary proceedings or otherwise, (a) the rent
Waiver of       shall become due thereupon and be paid up to the time of such
Redemption:     re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such reasonable expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and        19. If Tenant shall default in the observance or performance
Expenses:       of any term or covenant on Tenant's part to be observed or performed under or by virtue of any terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys' fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building        20. Owner shall have the right at any time without the same
Alterations     without the same constituting an eviction and without incurring
and             liability to Tenant therefor to change the arrangement and/or
Management:     location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Repre-       21. Neither Owner nor Owner's agents have made any
sentations      representations or promises with respect to the physical
by Owner:       condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of
operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the demised premises by Tenant shall he conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:    22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:        23. Owner covenants and agrees with Tenant that upon
Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:     24. If Owner is unable to give possession of
the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated and the free rent period provided herein shall be tolled provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:      25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:        26. It is mutually agreed by and between Owner
and Tenant that the respective parties hereto shall and they hereby do waive trail by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:   27. This Lease and the obligation of Tenant to pay rent
hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:      28. Except as otherwise in this lease provided, a bill,
statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:    29. As long as Tenant is not in default under
any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.;
(c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) cleaning service for the demised premises on business days at Owner's expense provided that the same are kept in order by Tenant. If, however, said premises are to be kept clean by Tenant, it shall be done at Tenant's sole expense, in a manner reasonably satisfactory to Owner and no one other than persons approved by Owner shall be permitted to enter said premises or the building of which they are a part for such purpose. Tenant shall pay Owner the cost of removal of any of Tenant's refuse and rubbish from the building; (e) If the demised premises are serviced by Owner's air conditioning/ cooling and ventilating system, air conditioning/cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner's contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant's expense.
RIDER to be added in respect to rates and conditions for such additional service; (f) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or cleaning or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. Owner agrees to diligently undertake such repair, alteration, replacement or improvement. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any wise affecting this lease or the obligation of Tenant hereunder.

Captions:       30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:    31. The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other sand, barber shop, or for other similar purposes or for manufacturing. The term "Owner" means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner upon the express or implied assumption thereof by the new owner, shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation-Shoring:    32. If an excavation shall be made upon land
adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations: 33. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Written notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing
--------------------
Rider to be added if necessary.

in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:       34. Tenant has deposited with Owner the sum of $10,000.00
                as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease;
it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security upon the express or implied assumption for the responsibility thereof by the new owner; solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel        35. Tenant, at any time, and from time to time, upon at least
Certificate:    10 days' prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or
corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default. Owner shall, at Tenant's request, provide Tenant with a similar estoppel certificate stating, among other things, whether or not there exists any default by Tenant under this Lease.

Successors      36. The covenants, conditions and agreements contained in this
and Assigns:    lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors,
administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner's estate and interest in the land and building, for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant's use and occupancy of the demised premises.
------------------------------
       Space to be filled in or deleted.

              See Rider attached hereto and made a part hereof.

IN WITNESS WHEREOF, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

Witness for Owner:

-----------------------------------------

Witness for Tenant:
/s/
-----------------------------------------

Flatiron Associates, Owner
By: Helmsley-Spear, Inc., as Agent
By:
   --------------------------------------

-----------------------------------------

Video Jukebox Network, Inc.

By: /s/ Luann M. Hoffman
    -------------------------------------
    CFO
-----------------------------------------


                                ACKNOWLEDGEMENTS
CORPORATE OWNER
STATE OF NEW YORK,     ss.:
County of

     On this       day of               , 19  , before me personally came
                                 , to me known, who being by me duly sworn, did
depose and say that he resides in                        ; that he is the
         of             the corporation described in and which executed the
foregoing instrument, as OWNER; that he knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                               ------------------------------------------------

INDIVIDUAL OWNER
STATE OF NEW YORK,     ss.:
County of

     On this      day of                    , 19  , before me personally came
                              to be known and known to me to be the individual
                   described in and who, as OWNER, executed the foregoing
instrument and acknowledged to me that                             he executed
the same.

                                -----------------------------------------------

CORPORATE TENANT
STATE OF NEW YORK,     ss.:
County of

     On this 26th day of February, 1996, before me personally came Luann M. Hoffman, to me known, who being by me duly sworn, did depose and say that she resides in Miami, Fla.; that she is the CFO of UTN, Inc. the corporation described in and which executed the foregoing instrument, as TENANT; that she knows the seal of said corporation; the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that she signed his name thereto by like order.

                                                 Doug Linstaedt
                                -----------------------------------------------
                                     [DOUGLAS A. LINSTAEDT NOTARY STAMP]

INDIVIDUAL TENANT
STATE OF NEW YORK,
County of

     On this    day of                 , 19  , before me personally came
                             to be known and known to me to be the individual
                        described in and who, as TENANT, executed the foregoing
instrument and acknowledged to me that                       he executed the
same.

                                -----------------------------------------------

Address

Premises
=============================================================================

                                   TO




=============================================================================
                             STANDARD FORM OF


                                OFFICE
                                LEASE


                  The Real Estate Board of New York, Inc.
                  (c) Copyright 1994. All rights Reserved.
                Reproduction in whole or in part prohibited.

=============================================================================

Dated                                           19

Rent Per Year



Rent Per Month



Term
From
To


Drawn by .................................................................

Checked by ...............................................................

Entered by ...............................................................

Approved by ..............................................................


                                GUARANTY

        FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner's successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the "Rules and Regulations" as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no wise be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a "statutory tenant." As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated: .....................................................  19 ......

 ............................................................
Guarantor

 ............................................................
Witness

 ............................................................
Guarantor's Residence

 ............................................................
Business Address

 ............................................................
Firm Name


STATE OF NEW YORK                    )    ss.:

COUNTY OF                            )

On this        day of                             , 19   , before me

personally came ...................................................
to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

                                        ................................
                                                    Notary

                        IMPORTANT - PLEASE READ

           RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF
                THIS LEASE IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and safeguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for any acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or the desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulk matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administration Code of the City of New York and all other laws and regulations applicable thereon and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, cause to be removed by a contractor acceptable to Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnify, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

                                 INDEX TO RIDER

Article                                                                     Page

37.   Rider Prevails . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

38.   Delivery of Premises . . . . . . . . . . . . . . . . . . . . . . . . .   1

39.   Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

40.   Real Estate Tax Escalation . . . . . . . . . . . . . . . . . . . . . .   2

41.   Cost of Living Escalation. . . . . . . . . . . . . . . . . . . . . . .   4

42.   Electricity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

43.   Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

44.   Alterations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

45.   Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

46.   Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

47.   Exculpation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

48.   Owner Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

49.   Subordination And Attornment . . . . . . . . . . . . . . . . . . . . .   9

50.   Use and Occupancy. . . . . . . . . . . . . . . . . . . . . . . . . . .  10

51.   Exterior Door; Hallway Walls; Door Locks . . . . . . . . . . . . . . .  10

52.   Assignment and Subletting. . . . . . . . . . . . . . . . . . . . . . .  11

53.   Insurance; Waiver of Subrogation . . . . . . . . . . . . . . . . . . .  14

54.   Holdover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

55.   Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

56.   Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

57.   Directory Listings . . . . . . . . . . . . . . . . . . . . . . . . . .  17

58.   Vermin . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

59.   Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . .  17

60.   Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

61.   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

62.   Expansion Option . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

      Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                      RIDER

ADDITIONAL CLAUSES ATTACHED TO AND FORMING A PART OF THE LEASE MADE AS OF FEBRUARY __, 1996 BETWEEN FLATIRON ASSOCIATES, AS OWNER, AND VIDEO JUKEBOX NETWORK, INC., AS TENANT, FOR SUITE 700 AT THE FLATIRON BUILDING, 175 FIFTH AVENUE, NEW YORK, NEW YORK

      37.   RIDER PREVAILS

            In the event of any inconsistency between the provisions of this Rider and the provisions of the Lease to which this Rider is attached, the provisions of this Rider shall govern and be binding.

      38.   DELIVERY OF PREMISES

            (a) Supplementing Article 21, Owner shall have no obligation to perform any work whatsoever to prepare the demised premises for Tenant's occupancy other than the work ("LANDLORD'S WORK") set forth on Exhibit B hereto.

            (b) The taking of occupancy of the whole or any part of the demised premises by Tenant shall be conclusive evidence, as against Tenant, that (i) the demised premises were substantially as shown on Exhibit A, (ii) Tenant accepts possession thereof, (iii) the demised premises and the Building were in satisfactory condition at the time such occupancy was so taken and (iv) Owner's Work has been completed to Tenant's satisfaction, subject to any punch list items associated with such work. In the event Owner does not substantially complete Owner's Work within thirty (30) days from the Commencement Date, the balance of the free rent set forth in Article 39 (a) will be tolled day-for-day until Owner's Work is substantially completed. Owner will notify Tenant in writing of the date of substantial completion of Owner's Work, but Owner's failure to send such notice shall not operate as a waiver of nor prejudice or otherwise be construed to affect the date of such substantial completion.

            (c) Tenant hereby conclusively agrees that the demised premises contains 2,878 rentable square feet.

      39.   RENT

            (a) Beginning on the Commencement Date and continuing thereafter throughout the term, Tenant shall pay to Owner base rent ("BASE RENT") equal to $80,584 per annum ($6,715.33 per month) for the period beginning on the Commencement Date and continuing thereafter through the remainder of the term provided, however, that if Tenant shall not have defaulted on any of its obligations hereunder, Owner shall waive the monthly installments of Base Rent for the period commencing on the Commencement Date and ending on May 31, 1996, both dates inclusive.

            (b) Beginning on the Commencement Date, Tenant shall pay to Owner as additional rent ("ADDITIONAL RENT") all sums payable by Tenant under the provisions of this Lease other than Base Rent including, without limitation, all interest and late charges that may accrue thereon in the event of Tenant's failure to pay such amounts when due, and all damages, costs and expenses which Owner may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, all of which shall be due and payable within 20 days of demand therefor unless another time is expressly provided for in this Lease. Owner shall have the same remedies for failure to pay Additional Rent as for non-payment of Base Rent.

            (c) Tenant shall pay the Base Rent and Additional Rent (collectively, the "RENTS") when due, without notice or demand, and without any abatement, deduction or set-off, except for any notices, demands, abatements, deductions or set-offs expressly provided for elsewhere in this Lease. Tenant shall pay the Rents to Owner in lawful money of the United States by check or other method of payment so that in any case the funds are "available" on the due date for payment thereof at the address of Owner or such other place Owner may designate by notice to Tenant.

            (d) The Rent for any portion of a calendar month included in the term shall be prorated in the ratio that the number of days in such portion bears to the actual number of days in such month.

            (e) If any payment of Rent is not paid within ten (10) days of its due date then, in addition to paying the amount due, Tenant shall pay to Owner, on demand, a late charge equal to five (5%) percent of the amount required to be paid from the date the payment was first required through and including the date funds in payment of such amount are available to Owner, both dates inclusive.

            (f) If any payment of Rent is not paid within thirty (30) days of its due date thereof, interest shall commence to accrue on such payment at a rate per annum equal to the lesser of (a) the then current base rate publicly announced from time to time by Citibank, N.A., or its successor, in New York, New York plus 3% or (b) the maximum rate of interest chargeable under law, from and after the due date thereof without reference to any grace periods, until fully paid. Notwithstanding the foregoing, in the event Tenant shall fail to pay Rent on its due date more than twice in any twelve (12) month period, then the thirty (30) day period provided for in the preceding sentence shall no longer be in effect during the remaining term of this Lease.

            (g) If the amount of the Rents payable under this Lease exceeds that allowed by the terms of any valid government restriction that limits the amount of rent or other charges that a commercial lessor may charge or collect, the amount of Rents payable under this Lease shall be the maximum permitted by such restriction for the period of time during which such restriction remains in effect. All increases in Rents provided for in this Lease shall, however, to the extent permitted by law, be calculated upon the amount of the Rents that would have been payable in the absence of such restriction and, effective as of the expiration of such restriction, the Rents payable hereunder shall be increased to the amount that would have prevailed had such restriction never been in effect. Furthermore, to the extent permitted by law, Tenant, as soon as the restrictions are lifted, shall pay to Owner, as Additional Rent, an amount equal to the difference between the amount of Rents that Tenant would have paid if such restrictions had not been in force and the amount of Rents actually paid during such restrictive period.

            (h) The first monthly installment of Rent payable hereunder together with the security deposit required herein shall be paid upon Tenant's execution and delivery of this Lease.

      40.   REAL ESTATE TAX ESCALATION

            (a)   For the purpose of this Article 40:

                  (i) "TAXES" shall mean the real estate taxes, assessments and special assessments imposed upon the Building and the land upon which the Building is located (the "LAND") or payments required to be made to any governmental authority in lieu thereof. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on the Land and the improvements thereon, there shall be levied, assessed or imposed (A) a tax, assessment, levy, imposition or charge wholly or partially as capital levy or otherwise on the rents received therefrom, or (B) a tax, assessment, levy, imposition or charge measured by or based in whole or in part upon the demised premises and imposed upon the Owner, or (C) a license or fee measured by the rents payable by Tenant to Owner, then all such taxes, assessments, levies, impositions or charges, or the part thereof so measured or based shall be deemed to be included within the term "TAXES" for the purposes hereof;

                  (ii)   "BASE TAX YEAR" shall mean the 1996/1997 Tax Year;

                  (iii) "BASE TAXES" shall mean the Taxes, as finally determined, for the BASE TAX YEAR;

                  (iv) "TAX YEAR" shall mean any period of 12 consecutive calendar months, commencing July 1, all or any part of which falls within the term; and

                  (v) "TENANT'S PROPORTIONATE SHARE" shall mean, for purposes of this Lease and all calculations in connection herewith, 1.98%.

            (b) If the Taxes for any Tax Year following the Base Tax Year shall be more than the Base Taxes, Tenant shall pay, as Additional Rent for such Tax Year, an amount equal to Tenant's Proportionate Share of the amount by which the Taxes for such Tax Year are greater than the Base Taxes. (The amount payable by Tenant is hereinafter referred to as the "TAX PAYMENT".) The Tax Payment and the Base Taxes shall be appropriately prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease. The Tax Payment shall be payable by Tenant within ten (10) days after receipt of a demand from Owner therefor, which demand shall be accompanied by a copy of the tax bill together with Owner's computation of the Tax Payment (OWNER'S computation of the Tax Payment is hereinafter referred to as an "Owner's STATEMENT").

            (c) On the first day of each month following rendition of an Owner's Statement, Tenant shall pay to Owner a sum equal to one-twelfth (1/12th) of Tenant's Tax Payment multiplied by the numbers of month of the then current Tax Year which shall have already lapsed and, thereafter on the first day of each succeeding month, Tenant shall pay to Owner, on account of the Tax Payment, an amount equal to one-twelfth (1/12th) of the Tax Payment together with each monthly installment of Base Rent. If there shall be any increase or decrease in Taxes for any Tax Year, whether during or after such Tax Year, Owner shall furnish a revised Owner's Statement therefor. If Tenant shall have paid one or more installments of its Tax Payment for any Tax Year and, subsequent to such payments a revised Owner's Statement is rendered, Tenant shall, within twenty
(20) days after receipt of such revised Owner's Statement, pay to Owner the amount of any underpayment of the Tax Payment due for such Tax Year or, if Tenant has overpaid its revised Tax Payment, Owner shall credit against the next installments of Base Rent the amount of such overpayment.

            (d) Only Owner shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and Building. Should Owner be successful in any such reduction proceedings and obtain a rebate or a reduction in assessment for periods during which Tenant has paid or is obligated to pay Tenant's Proportionate Share of increases in Taxes, then either (i) Owner shall, in the event a rebate is obtained, return Tenant's Proportionate Share of such rebate to Tenant after deducting Owner's reasonable expenses, including without limitation, attorneys' fees and disbursements in connection with such rebate (such expenses incurred with respect to a rebate or reduction in assessment being hereinafter referred to as "TAX EXPENSES"), or, (ii) if a reduction in assessment is obtained prior to the date Tenant would be required to pay Tenant's Proportionate Share of such increase in Taxes, Tenant shall pay to Owner, within ten (10) days of written request therefor, Tenant's Proportionate Share of such Tax Expenses.

            (e) Notwithstanding anything to the contrary contained herein, in the event that the holder of any superior mortgage or the lessor of any superior lease shall require advance payments from the Owner on account of Taxes, then Tenant will pay Tenant's Proportionate Share of any amounts required to be paid in advance by Owner with the holder of the superior mortgage or the lessor of the superior lease to the extent that such payments made by Owner exceed the Base Taxes. Any payments to be made by Tenant hereunder shall be made ten (10) days prior to the date Owner is required to make such payments to the holder of the superior mortgage or the lessor of the superior lease.

            (f) Notwithstanding anything to the contrary contained herein, in no event whatsoever shall the Rent be reduced below the Base Rent initially set forth herein, as same may be increased by provisions of this Lease.

      41.   COST OF LIVING ESCALATION

            (a)   For purposes of this Article:

                  (i) "PRICE INDEX" shall mean, subject to the terms of paragraph (e) below, "The Consumer Price Index (All Urban Consumers, New York, N.Y.)", issued by the Bureau of Labor Statistics of the United States Department of Labor.

                  (ii) "LEASE PERIOD" shall mean the period between the Commencement Date and the last day of the calendar month immediately prior to the first (1st) anniversary of the Commencement Date and each period of twelve
(12) consecutive calendar months thereafter.

                  (iii) "BASE PRICE INDEX" shall mean the Price Index in effect for March, 1996.

                  (iv) "PERCENTAGE OF CPI INCREASE" shall mean the percentage, if any, by which the Price Index in effect for the month in which occurs the last day of the most recent Lease Period exceeds the Base Price Index.

                  (v) "CPI ADDITIONAL RENT" shall mean an amount equal to the product of (A) the annual Base Rent multiplied by (B) the Percentage of CPI Increase.

            (b) After the expiration of each Lease Period occurring during the term hereof, Owner shall send a written notice to Tenant setting forth: (i) the Price Index in effect for the month in which occurs the last day of the Lease Period for which the computation is being made; (ii) the Base Price Index; (iii) the Percentage of CPI Increase with respect to the Lease Period for which the computation is being made; and (iv) the CPI Additional Rent attributable thereto. Each such notice is hereinafter called a "CPI NOTICE". Every CPI Notice given by Owner shall be conclusive and binding upon Tenant unless Tenant shall notify Owner within thirty (30) days after its receipt of such notice that it disputes the correctness of the computations made thereon, specifying the particular respects in which such computations are claimed to be incorrect. Pending the resolution of such dispute by agreement or arbitration, Tenant shall, within thirty (30) days after receipt of such disputed CPI Notice, pay any Additional Rent due in accordance therewith, but such payment shall be without prejudice to Tenant's position. If the dispute shall be resolved in Tenant's favor, Owner shall, on demand, pay Tenant the amount of Tenant's overpayment of Additional Rent, if any, resulting from compliance with the disputed CPI Notice.

            (c) Tenant shall pay to Owner, as Additional Rent, in equal monthly installments in advance commencing upon the first day of each Lease Period after the first Lease Period and continuing thereafter throughout such Lease Period for the remainder of the term of this Lease, including any extensions or renewals thereof, the CPI Additional Rent (subject to recalculation as provided in this Article), and, with respect to each such subsequent Lease Period, the CPI Additional Rent shall be computed in accordance with the provisions of this Article. If Tenant shall have failed to receive a CPI Notice with respect to any Lease Period, then Tenant shall continue to pay the CPI Additional Rent for the prior Lease Period until Tenant's receipt of the CPI Notice for such Lease Period. Within ten (10) days after Tenant's receipt of a CPI Notice, Tenant shall pay to Owner the amount of CPI Additional Rent that would have been due to Owner hereunder had the CPI Additional Rent for such Lease Period been determined on or before the first day of such Lease Period and thereafter pay to Owner the amount of CPI Additional rent as shown in the CPI Notice.

            (d) In the event that the Price Index ceases to use the 1982-1984 average of 100 as the basis of calculation, or if a substantial change is made in the term or number of items contained in the Price Index, then the Price Index shall be adjusted to the figure that would have been arrived at had the change in the manner of computing the Price Index in effect at the date of this Lease not been altered. In the event that such Price Index (or a successor or substitute index) is not available, a reliable governmental or other non-partisan publication evaluating the information theretofore used in determining the Price Index shall be used.

            (e) Notwithstanding anything contained in this Article to the contrary, in no event shall the Base Rent and CPI Additional Rent payable by Tenant for any year during any Lease Period be less than the amount of Base Rent and CPI Additional Rent, payable by Tenant for the immediately preceding Lease Period.

            (f) Owner's failure to prepare and deliver any of the bills, statements, or notices set forth in this Article, or Owner's failure to make a demand, shall not in any way cause Owner to forfeit or surrender its rights to collect any of the foregoing items of Additional Rent that may have become due during the term of this Lease. Tenant's liability for the amounts due under this Article shall survive the expiration of the term hereof, and any amount due for a partial period between the expiration of any operational year or any Lease Period and the Expiration Date shall be prorated.

      42.   ELECTRICITY

            (a) On and after the Commencement Date, Owner shall supply electricity to the demised premises on a submetered basis. Tenant shall purchase from Owner all electricity consumed or to be consumed in the demised premises and shall pay to Owner or a meter company designated by Owner the cost of the electricity consumed in the demised premises, as determined by a meter or meters measuring consumption within the demised premises, plus an amount equal to 10% of the charge therefor for Owner's overhead and supervision (the cost of electricity plus the 10% surcharge is hereinafter called the "ELECTRICITY ADDITIONAL RENT"). If any tax is imposed upon the Electricity Additional Rent received by Owner from the sale or resale of electricity to Tenant, Tenant agrees that to the extent permitted by law, Tenant shall reimburse such taxes to Owner as Additional Rent within 20 days after demand therefor. Bills for the cost of electricity shall be rendered at such times as Owner may elect, and such amounts shall be paid by Tenant as Additional Rent within 20 days of Tenant's receipt of bills therefor. If there is more than one meter for the demised premises, the electricity rendered through each meter may be computed and billed separately.

            (b) If, at any time during the term, Owner is prohibited by law or the requirements of the New York State Public Service Commission from supplying and charging for electricity on a submetered basis, Owner shall supply electricity to the demised premises and, at Owner's election, may charge for the electricity on a rent inclusion basis or a direct supply basis, as selected by Owner.

            (c) During any period in which electricity is to be supplied to the demised premises on a rent inclusion basis, the Base Rent shall be increased by an amount (the "ELECTRIC INCLUSION AMOUNT") equal to the actual amount required to be paid hereunder by Tenant under paragraph (a) for electricity supplied to the demised premises during the 365 day period immediately prior to such period, including all sales and use taxes thereon. Thereafter and from time to time during the term, Owner may cause surveys of Tenant's electricity usage to be made by a reputable electrical consultant selected by Owner ("OWNER'S ELECTRICAL CONSULTANT") and, if such survey shall determine that the then Electric Inclusion Amount does not accurately reflect the amount and/or cost of electricity consumed in the demised premises, the then Electric Inclusion Amount shall be adjusted by Owner's Electrical Consultant in accordance with such survey to reflect the cost (including all taxes and indirect costs) to Owner of the electricity consumed by Tenant based on Tenant's usage of electricity as indicated by such survey. Owner may also cause the Electric Inclusion Amount to be adjusted without survey from time to time in accordance with calculations by Owner's Electrical Consultant to reflect changes in the fuel adjustment component of the utility company's charge or other changes in the charges by the utility company supplying electricity to Owner. Tenant shall pay the amount of any increase in the Electric Inclusion Amount retroactively from the date of the survey of Tenant's electricity usage and/or from the date when the increased charges to Owner from the utility company became effective, as the case may be, such amount to be paid within 20 days upon billing therefor by Owner. An appropriate credit against Rents (or prompt payment to Tenant in the event the Lease has since expired) shall be allowed to Tenant to the extent such survey evidences a decrease in Owner's cost resulting from Tenant's electricity usage.

            (d) Supplementing Article 12, Tenant's use of electric current in the demised premises shall not at any time exceed the capacity of any of the electrical conductors and equipment in or otherwise serving the demised premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electricity service, Tenant shall not, without Owner's prior written consent in each instance, which consent shall not be unreasonably withheld or delayed, connect any additional fixtures, appliances or equipment (other than lamps, typewriters, similar office machines and other installations which do not use material amounts of electricity) to the Building electric distribution system or make any alteration or addition to the electric system serving the demised premises existing at the commencement of the term hereof. Should Owner grant such consent, all additional risers or other equipment required therefor shall be installed by Owner and the cost thereof shall be paid by Tenant upon Owner's demand. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric current furnished to the demised premises other than such as may result from Owner's gross negligence or otherwise wrongful act or omission. Tenant shall furnish and install all lighting tubes, lamps and bulbs used in the demised premises.

      43.   SERVICES

      Supplementing Article 29:

            (a) Owner shall have the right to discontinue, temporarily or permanently, the use of any one or more (but not all) elevators servicing the demised premises.

            (b) Owner, at its option, may provide heat at hours in addition to those hereinbefore set forth provided Tenant shall deliver to Owner a written request for such additional service setting forth in the request the exact dates and hours for which such additional service is required. Such request shall be given to Owner a reasonably adequate time prior to the date such additional service is desired. If Owner provides such additional service to Tenant, such service shall be subject to the terms and charges then being imposed by Owner therefor. Said charges shall be deemed to be Additional Rent and shall be payable immediately upon the furnishing of a bill specifying the cost of said additional service.

            (c) Owner reserves the right to change cleaning contractors at anytime and for any reason. If Tenant desires additional or other cleaning or janitorial services, Tenant agrees to use the contractors approved by Owner therefor or, if applicable, contractors approved for any waxing, polishing, window cleaning and maintenance work in the demised premises or with respect to any personal property of Tenant located therein. Tenant agrees that it shall not employ any other cleaning or maintenance contractor nor any individual firm or organization for such purpose without Owner's prior written consent.

            If Owner permits Tenant to store, prepare or consume food or beverages in the demised premises, Tenant, at Tenant's expense, shall cause all portions of the demised premises used for the storage, preparation or consumption of food or beverages to be cleaned daily in a manner satisfactory to Owner, and to be exterminated against infestation by vermin, roaches or rodents regularly and at Tenant's sole cost and expense.

            Tenant shall pay to Owner, on demand, Owner's charges for removal from the demised premises and the Building of (i) so much of any refuse and rubbish of Tenant as shall exceed that normally accumulated daily in the routine of ordinary business occupancy and (ii) all of the refuse and rubbish of any machines of Tenant and of any eating facilities requiring special care.

            (d) Notwithstanding any provision of this Lease to the contrary, Owner reserves the right to interrupt, curtail, stop or suspend service or operation of any of the

Building services (i) when Owner is required to do so by law or to adhere to a recognized energy, water or other resource conservation programs or guidelines, laws or recommendations promulgated by any Federal, state, municipal or other governmental or quasi-governmental agency, bureau, board, commission, department, office or other sub-division thereof, or (ii) when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, improvements, maintenance or testing desirable or necessary in the sole judgment of Owner to be made, until such repairs, alterations, replacements, improvements, maintenance or testing shall have been completed. Any such repairs, alterations, replacements or improvements shall, to the extent possible but without the occurrence of overtime or premium pay labor, be made with a minimum amount of inconvenience to Tenant, and Owner shall diligently prosecute same to completion.

            (e) Owner shall have no responsibility or liability for (i) failure to supply any Building service during any period referred to in (d) above or
(ii) any loss, damage or expense that Tenant may sustain or incur by reason of any failure, inadequacy or defect in the character, quantity, quality or supply of services or utilities furnished to the demised premises or the Building for any reason except for actual damage suffered by Tenant by reason of any such failure, inadequacy or defect but only, however, to the extent caused by the negligence or willful misconduct of Owner or its agents, employees or contractors, and then only after actual notice thereof to Owner and Owner's failure to cure same within a reasonable time.

      44.   ALTERATIONS

      Supplementing the provisions of Article 3:

            (a) Tenant shall make no improvements, changes or alterations (collectively "ALTERATIONS") in or to the demised premises without Owner's prior written approval, which shall not be unreasonably withheld for non-structural Alterations that do not affect Building systems. Before proceeding with any Alteration (other than painting, decorating, wall covering or carpeting), Tenant shall obtain Owner's approval of the plans and specifications for the work to be done, which shall include a scheduled completion date, and Tenant shall not proceed with such work until it obtains Owner's written approval of such work, plans and specifications. If any superior mortgagee or superior lessor shall not approve such Alteration, then such disapproval shall be deemed to be reasonable grounds for Owner to withhold its consent to such Alteration.

            (a) Tenant shall pay to Owner upon demand, as Additional Rent, the reasonable out-of-pocket costs and expenses incurred by Owner for any architect, engineer or attorney employed by Owner for reviewing said plans and specifications and inspecting the Alterations.

            (b) Before proceeding with any Alteration estimated to cost in excess of $10,000.00, Tenant shall furnish to Owner one of the following (as selected by Tenant): (i) a cash deposit or (ii) a performance bond and a labor and materials payment bond (issued by a corporate surety licensed to do business in New York reasonably satisfactory to Owner), or (iii) an irrevocable, unconditional, negotiable letter of credit, issued by and drawn on a bank or trust company which is a member of the New York Clearing House Association in a form reasonably satisfactory to Owner; each in an amount equal to one hundred fifty (150%) percent of the estimated cost (as reasonably determined by Owner) of the Alteration.

            (c) Upon (i) the completion of the Alteration in accordance with the terms of this Article and (ii) the submission to Owner of proof evidencing the payment in full for said Alteration, the security deposited with Owner (or the balance of the proceeds thereof, if Tenant has furnished cash or a letter of credit and if Owner has drawn on the same) shall be returned to Tenant.

            (d) Upon Tenant's failure to properly perform or complete any Alteration in accordance with its plans and specifications, as adjusted by change orders, as the foregoing is reasonably determined by Owner, or to fully pay for any Alteration, then, following notice to

Tenant, Owner shall be entitled to draw on the security deposited under this Article to the extent it deems necessary to complete any incomplete or otherwise hazardous Alteration, to effect any necessary restoration and/or protection of the demised premises or the Building and to apply such funds to the payment or satisfaction of any costs, damages or expenses in connection with the foregoing and/or Tenant's obligations under this Article and the Lease relating to alterations and repairs, including the satisfaction of any mechanic's lien.

            (e) If, in connection with any Alterations, Tenant shall hire the services of any contractor or construction manager, Tenant shall enter into an agreement with such party which shall provide that such contractor or construction manager, as well as all subcontractors, materialmen and suppliers hired in connection therewith (all of the foregoing known collectively as "CONTRACTORS"), shall upon receiving any payment respecting such Alterations deliver to Tenant a duly executed Waiver of Mechanic's Lien evidencing payment in full for the cost of work, labor and/or services theretofore furnished. Said Waivers of Mechanic's Lien shall name the Owner and Tenant as the beneficiaries of such Waivers and shall be in a form reasonably acceptable to Owner. Prior to the commencement of any Alterations, a form of the Waiver of Mechanic's Lien to be given by each such Contractor must be approved by Owner.

      45.   BROKER

      Owner and Tenant each warrant and represent to the other that it has dealt with no broker in connection with this Lease other than Helmsley-Spear, Inc. and Williamson, Picket, Gross, Inc. (the "BROKERS"). Commission due to the Brokers shall be paid by Owner pursuant to a separate agreement. Each of Owner and Tenant agrees to indemnify, defend and hold harmless the other from and against any claims, based or alleged to be based upon the acts or omissions of the indemnifying party, for any brokerage commission or finder's fee with respect to this Lease by persons other than the Brokers and for all costs, expenses and liabilities incurred in connection with such claims, including attorneys' fees and disbursements arising out of a breach of the foregoing representation. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

      46.   INDEMNIFICATION

      Tenant shall defend, indemnify and hold harmless Owner, its agents, officers, directors, shareholders, partners and principals (whether disclosed or undisclosed) (hereinafter the "OWNER PARTIES") from and against any and all claims, demands, liability, loss, damage, costs and expenses (including reasonable attorneys' fees and disbursements) arising from or in connection with: (a) any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations hereunder; (b) the use or occupancy or manner of use or occupancy of the demised premises by Tenant or any person claiming under or through Tenant (c) any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, principals, directors, officers, agents, invitees, employees or contractors during the term;
(d) any accident, injury or damage occurring in or about the demised premises during the term provided same is not caused by the gross negligence or willful misconduct of Owner, its employees or agents; (e) the performance of any alteration in the demised premises including, without limitation, Tenant's failure to obtain any permit, authorization or license or failure to pay in full any contractor, subcontractor or materialmen performing work on such alteration; and (f) any mechanics lien filed, claimed or asserted in connection with any alteration or any other work, labor, services or materials done for or supplied to Tenant, or any person claiming through or under Tenant. If any claim, action or proceeding is brought against any of the Owner Parties for a matter covered by this indemnity, Tenant, upon notice from the indemnified person or entity, shall defend such claim, action or proceeding by counsel reasonably satisfactory to Owner and the indemnified person or entity. The provisions of this Article shall survive the expiration or sooner termination of this Lease.

      47.   EXCULPATION

            (a) Notwithstanding anything to the contrary in this Lease, none of the Owner Parties shall be liable to Tenant or its partners, principals, directors, officers, contractors, agents, employees, invitees, sublessees, licensees or any other person or entity claiming through or under Tenant for any loss, injury or damage to Tenant or to any other person or entity, or to its or their property, or for any inconvenience, annoyance, interruption or injury to business arising from Owner performing any maintenance, repairs, alterations, additions or improvements in or to any portion of the Building, or the demised premises or in or to the fixtures, equipment or appurtenances of the Building or the demised premises (nor shall Tenant or any other person or entity be entitled to any abatement or suspension of its obligation to pay Rents or be construed to be constructively or otherwise evicted on account of the foregoing), irrespective of the cause of such loss, injury, damage, inconvenience, annoyance, interruption, or injury unless caused by or resulting from any wrongful act or omission, gross negligence or willful misconduct of Owner or its agents or employees; provided, however, that even if due to any such wrongful act or omission, gross negligence or willful misconduct of Owner, its agents or employees, Tenant waives, to the full extent permitted by law, any claim for any indirect, consequential or punitive damages, including loss of profits in connection therewith.

            (b) Tenant shall look solely to the estate and property of Owner in the Land and Building of which the demised premises are a part for the satisfaction of Tenant's remedies for the collection of a judgment or judicial process or arbitration award requiring the payment of money by Owner and no other property or assets of Owner, Owner's agents, shareholders, officers, directors, partners, principals (disclosed or undisclosed) or affiliates, whether directly or indirectly through Owner or through any receiver, assignee, trustee in bankruptcy or through any other person or entity shall be subject to levy, lien, execution, attachment or other enforcement procedure for any liability of Owner to Tenant under this Lease or under law.

            (c) In no event shall Owner be liable for any loss, injury or damage (including indirect, consequential or punitive damages) claimed by Tenant or any person or entity claiming through or under Tenant in connection with the failure or refusal by Owner to grant its consent or approval with respect to any matter as to which it is entitled to give its consent or approval pursuant to this Lease. If Owner withholds or delays its consent or conditions its consent and Tenant believes that Owner did so unreasonably, Tenant may prosecute an action for declaratory relief to determine if Owner properly withheld, delayed or conditioned its consent, but Tenant waives and discharges any claims it may have against Owner for damages arising from Owner's withholding, delaying or conditioning its consent. In any such action, each party shall bear its own attorneys' fees.

      48.   OWNER DEFAULT

      Owner shall in no event be in default in the performance of any of Owner's obligations hereunder unless and until it has failed to perform such obligation within 30 days after receipt of written notice of such failure from Tenant; provided, however, that if the nature of such failure is such that more than 30 days are required for its cure, Owner shall not be in default hereunder if Owner commences to cure such default within such 30 day period and thereafter prosecutes such cure to completion with reasonable diligence. In any event, Tenant's sole remedy for breach of this Lease by Owner shall be an action for damages, injunction or specific performance; Tenant shall have no right to terminate this Lease on account of any breach or default by Owner.

      49.   SUBORDINATION AND ATTORNMENT

      Supplementing Article 7 hereof:

            (a) This Lease, and all rights of Tenant under it, are subordinate and subject to all present and future ground, master or operating leases of the Land and the Building and any and all present and future mortgages, security interests or other security documents upon or affecting the Land and the Building and to all advances thereunder and all renewals, replacements, modifications, amendments, consolidations and extensions thereof (all of the foregoing, collectively, the "SENIOR INTERESTS"), unless any holder of the Senior Interests elects, by written notice to Tenant, that this Lease shall be superior to its lease or mortgage. This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall, within 20 days of demand therefor, execute, acknowledge and deliver any reasonable instrument that Owner, the holder of any Senior Interest or any of their respective successors in interest may (in the form required by the Senior Interest holder requesting the same) request to evidence such subordination.

            (b) The holder of any Senior Interest who succeeds to the rights of Owner under this Lease is sometimes referred to herein as a "SUCCESSOR LANDLORD". Tenant acknowledges and agrees that, upon a Successor Landlord's succession to the rights of Owner under this Lease, Tenant shall, at the option of such Successor Landlord, fully and completely attorn to and recognized the Successor Landlord as Tenant's landlord hereunder and shall promptly execute and deliver to such Successor Landlord any additional reasonable instrument that such Successor Landlord may request to evidence such attornment. Upon attornment, this Lease shall continue in full force and effect as a direct Lease between Tenant and the Successor Landlord upon all of the terms, covenants and conditions contained herein. Nothing contained in this Article shall be construed to impair any right otherwise exercisable by the holder of a Senior Interest.

      50.   USE AND OCCUPANCY

      Supplementing Article 2 hereof:

            (a) Subject to and in accordance with all rules, regulations, laws, ordinances, statutes and requirements of all governmental authorities and any bodies having jurisdiction thereof, Tenant covenants and agrees that it shall use the demised premises solely for executive and administrative offices and for no other purpose.

            (b) Tenant covenants that Tenant will not use or suffer or permit any person to use the demised premises for any unlawful purpose and to obtain and maintain at Tenant's sole cost and expense all licenses and permits from any and all governmental authorities having jurisdiction of the demised premises which may be necessary for the conduct of Tenant's business therein. Tenant further covenants to comply with all applicable laws, resolutions, codes, rules and regulations of any department, bureau, agency or any governmental authority having jurisdiction over the operation, occupancy, maintenance and use of the demised premises for the purpose set forth herein. Tenant indemnifies and saves Owner harmless from and against any claims, penalties, loss, damage or expense imposed by reason of a violation of any applicable law or the rules and regulations of governmental authorities having jurisdiction thereof relating to Tenant's use and occupancy.

      51.   EXTERIOR DOOR; HALLWAY WALLS; DOOR LOCKS

            No alterations or changes or affixing (including, without limitation, locks, peepholes, mail slots, door bell, door buzzers, door knockers, intercoms, door closets and signage) of anything to the door (the "EXTERIOR DOOR") leading from the demised premises to the common hallway shall be done or permitted without in each instance the express prior written approval of Owner, such approval not to be unreasonably withheld. Any refusal by Owner to consent thereto will be deemed reasonable if the alteration, change or affixing does not conform to the then Building standard therefor. Any door sign to be affixed to the Exterior Door must, as to configuration, color, design, lettering and materials, be approved by Owner and, after approval by Owner, any such door sign shall, at Owner's option, be caused to be fabricated and installed by Owner at Tenant's expense.

            Nothing shall be affixed by Tenant to the walls of the common hallway of the floor on which the demised premises is located. Tenant shall not repair, change, replace or add any locks at the demised premises but shall, in writing, request Owner to repair, change, replace or add such locks. Owner shall not unreasonably withhold or delay its approval of said Tenant's request and, upon approval, shall have the requested and approved work done at Tenant's expense by a locksmith approved by Owner. Owner shall be furnished with keys for the demised premises.

            Any charges for work done at Tenant's expense pursuant to this Article, or pursuant to any other provision of this Lease, shall be deemed to be Additional Rent payable upon receipt by Tenant of a bill therefor.

      52.   ASSIGNMENT AND SUBLETTING

      Supplementing Article 11 hereof:

            (a) If Tenant shall, at any time or times during the term hereof, desire to assign this Lease or sublet the demised premises, Tenant shall give notice thereof to Owner, which notice shall be accompanied by the following: (i) a duplicate original copy of the proposed assignment or sublease, the effective or commencement date of which shall be not less than thirty (30) nor more than one hundred eighty (180) days after the giving of such notice; (ii) a statement setting forth, in reasonable detail, the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the demised premises; and (iii) current financial information with respect to the proposed assignee or subtenant, including its most recent financial statement. Such notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner's designee) may, at its option ("OWNER'S OPTION") terminate this Lease. Owner's Option may be exercised by Owner by notice given to Tenant at any time within thirty (30) days after such notice has been given by Tenant to Owner; and during such thirty (30) day period, Tenant shall not assign this Lease or sublet the demised premises.

            (b) In the event that Tenant desires either to assign this Lease or to sublet the demised premises, then if Owner exercises its option to terminate this Lease as provided herein, this Lease shall end and expire upon the date that such assignment or subletting was to be effective or to commence, as the case may be, and the Rents shall be paid and apportioned through and including such date.

            (c) In the event that Tenant desires to sublease the demised premises or assign this Lease then, provided Tenant complies with the provisions of paragraph (a) hereof and Owner does not exercise Owner's Option within the time provided therefor, and further provided that Tenant is not in default of any of Tenant's obligations under this Lease after notice and the expiration of any applicable grace period, Owner's consent (which must be in writing and in form satisfactory to Owner) to the proposed assignment or sublease shall not be unreasonably withheld or delayed, provided and upon condition that:

                  (i) in Owner's judgment, the proposed assignee or subtenant is engaged in such a business, and the demised premises will be used in such a manner, that: (A) is in keeping with the then standards of the Building; and (B) is limited to the use expressly permitted hereunder;

                  (ii) the proposed assignee or subtenant is a reputable person or entity of good character and with sufficient financial worth considering the responsibility involved, and Owner has been furnished with reasonable proof thereof;

                  (iii) neither (A) the proposed assignee or sublessee nor (B) any person that, directly or indirectly, controls, is controlled by, or is under common control with, the proposed assignee or sublessee or any person who controls the proposed assignee or sublessee, is then an occupant of any part of the Building;

                  (iv) the proposed assignee or sublessee is not a person with whom Owner is then negotiating to lease space in the Building;


                  (v) the form of the proposed sublease shall be in form satisfactory to Owner and shall comply with the applicable provisions of this Article;

                  (vi) there shall not be more than one (1) subtenant of demised premises;

                  (vii) the amount of the aggregate rent to be paid by the proposed subtenant is not less than the then current market rent per rentable square foot for the demised premises as though the demised premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Owner pursuant to paragraph (a) hereof;

                  (viii) Tenant shall reimburse Owner on demand for any reasonable costs that may be incurred by Owner in connection with said assignment or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent;

                  (ix) Tenant shall not have: (A) advertised or publicized in any way the availability of the demised premises without prior notice to, and approval by, Owner, nor shall any advertisement state the name (as distinguished from the address) of the Building or the proposed rental or (B) listed the demised premises for subletting or assignment at a rental rate less than the greater of (Y) the Base Rent and Additional Rent then payable hereunder for such space or (Z) the Base Rent and Additional Rent at which Owner is then offering to lease other space in the Building; and

                  (x) the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease.

            (d) In the event that (i) Owner fails to exercise Owner's Option under paragraph (a) hereof and consents to a proposed assignment or sublease and
(ii) Tenant fails to execute and deliver the assignment or sublease to which Owner consented within ninety (90) days after the giving of such consent, then Tenant shall again comply with all of the provisions and conditions of paragraph
(a) hereof before assigning this Lease or subletting all of the demised premises.

            (e) Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting to any other subtenant and/or acceptance of rent or Additional Rental by Owner from any subtenant, Tenant shall and will remain fully liable for the payment of the Base Rent and Additional Rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be observed and performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no further subletting (including, without limitation any extensions or renewals of any initial sublettings) of the demised premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article. If Owner shall decline to give its consent to any proposed assignment or sublease in accordance with the terms of this Lease, or if Owner shall exercise Owner's Option under paragraph (a) hereof, Tenant shall indemnify, defend and hold Owner harmless from and against any and all losses, liabilities, wages, costs and expenses (including attorneys fees) resulting from any claims that may be made against Owner by the proposed assignee or subtenant or by any brokers or other persons claiming a commission or similar compensation in connection with the proposed assignment or sublease.

            (f) With respect to each and every sublease or subletting permitted hereunder, it is further agreed that:

                  (i) no subletting shall be for a term ending later than one day prior to the expiration date hereof;

                  (ii) no sublease shall be valid, and no subtenant shall take possession of the demised premises or any part thereof, until an executed counterpart of such sublease has been delivered to Owner; and

                  (iii) each sublease for the demised premises executed by Tenant hereunder shall provide that (A) it is subject and subordinate to this Lease and all instruments to which this Lease is subject and subordinate, (B) the subtenant will not pay any rent or other sums under its sublease more than one (1) month in advance, and (C) in the event of a termination, re-entry, or dispossess by Owner under this Lease, Owner (or the lessor of any superior lease or holder of any superior mortgage) may, at its option, cause the subtenant to attorn to, or enter into a direct sublease on identical terms, with Owner (or such superior lessor), except that Owner (or such superior lessor) shall not (X) be liable for any previous act or omission of Tenant under such sublease, (Y) be subject to any offset, not expressly provided in such sublease, that theretofore accrued to such subtenant against Tenant or (Z) be bound by any previous modification of such sublease or by any previous prepayment of more than one (1) month's fixed rent or any additional rent then due.

            (g) Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Owner an agreement, in form and substance satisfactory to Owner, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained herein shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers. The original named Tenant covenants that, notwithstanding any assignment or transfer, whether or not in violation of the provisions hereof, and notwithstanding the acceptance of Base Rent and/or Additional Rent by Owner from an assignee, transferee, or any other party, the original named Tenant shall remain fully liable for the payment of the Base Rent and Additional Rent and for the other obligations of this Lease on the part of Tenant to be performed or observed.

            (h) If Owner shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Owner, as Additional Rent:

                  (i) in the case of an assignment, an amount equal to all sums and other consideration paid to Tenant by the assignee for, or by reason of, such assignment (including all sums paid for the sale of Tenant's fixtures, leasehold improvements, equipment, furniture, furnishings, or other personal property, less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns); and

                  (ii) in the case of a sublease, any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof (including all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture, or other personal property, less, in the case of the sale thereof, the then net unamortized or undepreciated cost thereof determined on the basis of Tenant's federal income tax returns). The sums payable under this paragraph shall be paid to Owner as and when payable by the subtenant to Tenant.

            (i) If Tenant is a corporation, the provisions of Article 11, as supplemented hereby, shall apply to a transfer (or by one or more transfers) of a majority of the stock of Tenant, as if such transfer of a majority of the stock of Tenant were an assignment of this Lease.

            (j) The joint and several liability of Tenant and any immediate or remote successor in interest to Tenant, and the due performance of the obligations of this Lease on Tenant's part to be performed or observed, shall not be discharged, released, or impaired in any respect by any agreement or stipulation made by Owner extending the time of, or modifying any of the obligations of, this Lease, or by any waiver or failure of Owner to enforce any of the obligations of this Lease.

            (k) The listing of a name other than that of Tenant, whether on the doors of the demised premises, on the Building directory (if any), or otherwise, shall not operate to vest any right or interest in this Lease or in the demised premises, nor shall it be deemed to be the consent of Owner to any assignment or transfer of this Lease, to any sublease of the demised premises, or to the use or occupancy thereof by others.

            (l) If Tenant is a corporation, a dissolution of the corporation or a transfer (by one or more transactions) of a majority of the voting stock of Tenant shall be deemed to be an assignment of this Lease subject to the provisions hereof. However, these provisions shall not apply to transactions with a corporation into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or which owns or controls Tenant, is owned and controlled by Tenant, or is under common ownership and control with Tenant (hereinafter a "Related Entity"), if: (i) a principal purpose of the merger or transfer is not the assignment of this Lease; (ii) immediately after giving effect to any such merger, consolidation or transfer such corporation shall have assets, capitalization and a net worth, determined in accordance with generally accepted accounting principles, and certified to Owner by an independent certified public accountant, at lease equal to the assets, capitalization and net worth, similarly determined, of Tenant at the beginning of the term, or of Tenant immediately prior to such merger, consolidation or transfer, as the case may be, whichever is greater; and (iii) the surviving entity expressly assumes the obligations of Tenant under this Lease in writing for the benefit of Owner. Tenant shall cause reasonably satisfactory proof of such net worth to be delivered at least thirty (30) days prior to the effective date of the transaction. If Tenant is a partnership, a dissolution of the partnership (including a "technical" dissolution) or a transfer of the controlling interest in the partnership (including the admission of new partners or the withdrawal of existing partners having a controlling interest) shall be deemed an assignment of this Lease subject to the provisions hereof, regardless of whether the transfer is made by one or more transactions, or whether one or more persons hold the controlling interest prior to or after the transfer.

      53.   INSURANCE; WAIVER OF SUBROGATION

      The following requirements (collectively, the "INSURANCE REQUIREMENTS") shall be complied with by Tenant at all times during the term:

            (a) At all times during the term, Tenant shall maintain, at Tenant's expense, the following insurance coverage:

                  (i) fire and extended coverage property insurance with a limit of not less than $500,000 covering physical loss to the improvements, alterations and Tenant's property in the demised premises;

                  (ii) broad form commercial general liability insurance written on a per occurrence basis with a per-occurrence limit of not less than $2,000,000 and with other limits reasonably satisfactory to Owner;

                  (iii) business interruption insurance covering risk of loss due to the occurrence of any of the hazards covered by the insurance to be maintained by Tenant described in subparagraph (a)(i) with coverage in a face amount of not less than the aggregate amount, for a period of 12 months following the insured-against peril, of 100% of all Rent to be paid by Tenant under this Lease;

                  (iv) worker's compensation insurance and employer's liability coverage in statutory limits, and New York State disability insurance as required by law, covering all employees; and

                  (v) such other coverage as Owner may reasonably require with respect to the demised premises, its use and occupancy and the conduct or operation of business therein.

            Owner may, from time to time, but not more frequently than once every year, adjust the minimum limits set forth above.

            (b) All insurance policies to be maintained as set forth above (i) shall be issued by companies of recognized responsibility, licensed to do business in the State of New York, reasonably acceptable to Owner, and
maintaining a rating of A-/XII or better in Best's Insurance Reports-Property-Casualty (or an equivalent rating in any successor index adopted by Best's or its successor), (ii) shall provide that they may not be cancelled or modified unless Owner and all additional insureds and loss payees thereunder are given at least 30 days prior written notice of such cancellation or modification, (iii) shall name, as additional insureds, Owner, the managing agent of the Building and any Senior Interest holder whose name and address shall have been furnished to Tenant and (iv) shall be primary and non-contributory in all respects. All policies providing fire and extended coverage property insurance coverage pursuant to subparagraph (a)(i) shall name Owner as loss payee with respect to improvements and alterations, and shall name Tenant as loss payee with respect to Tenant's property.

            (c) Prior to the Commencement Date, Tenant shall deliver to Owner certificates of insurance for the insurance coverage required by paragraph (a) and, if required by Owner, copies of the policies therefor, in each case in form and providing for deductibles reasonably satisfactory to Owner. Tenant shall procure and pay for renewals of such insurance from time to time before the expiration thereof, and Tenant shall deliver to Owner certificates of renewal at least 30 days before the expiration of any existing policy. If Tenant fails to procure or maintain any insurance required by this Lease and to pay all premiums and charges therefor, Owner may (but shall not be obligated to) pay the same, and Tenant shall reimburse Owner, within 20 days after demand, for all such sums paid by Owner. If Owner elects to make such payment for Tenant in accordance with the foregoing, it will notify Tenant in writing thereof. Any such payment shall not cure or waive any default by Tenant in the performance of its obligations hereunder, nor shall the foregoing right of Owner to make such payment in any way limit, reduce, diminish or impair the rights of Owner under the terms of this Lease or at law or in equity arising as a result of any such default.

            (d) Tenant shall not carry separate or additional insurance, concurrent in form or contributing in the event of any loss or damage with any insurance required to be obtained by Tenant under this Lease unless the parties required by paragraph (b) to be named as additional insureds or loss payees thereunder are so named. Tenant may carry any insurance coverage required of it hereunder pursuant to blanket policies of insurance so long as the coverage afforded Owner and the other additional insureds or loss payees thereunder, as the case may be, shall not be less than the coverage that would be provided by direct policies.

            (e) Neither Owner nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring any of the other parties, and each hereby waive their entire right of recovery against the other, for any loss or damage arising out of or incident to the perils insured, or required pursuant to this Lease to be insured even though such loss or damage might have been occasioned by the negligence of Owner, Tenant, or their respective agents, employees, contractors, invitees and/or permitted subtenants. Each of Owner and Tenant (i) shall give notice to their respective insurers that the foregoing mutual waiver of recovery is contained in this Lease and, if required by any such insurer, shall obtain such insurer's prior consent to the foregoing waiver of its and its insured's right of recovery, and (ii) shall endeavor to obtain from their respective insurers an appropriate clause in, or an endorsement upon, each such insurance policy pursuant to which each such insurer shall agree that the foregoing waiver shall not affect the validity or enforceability of its insured's coverage. If such a clause or endorsement is obtainable only upon payment of an additional premium, each party shall pay such additional premium. If Tenant's insurer shall refuse to issue such clause or endorsement even with an additional premium, then Owner shall have the right to designate another insurer with a Best's Insurance Guide rating of A-/XII or better who would be prepared to permit such clause or endorsement and Tenant shall use such other insurer. If it is not possible to obtain a clause or endorsement of the type described in clause (ii) above, then the party unable to obtain such clause or endorsement shall notify the other party of this fact and such party shall no longer be obligated hereunder to endeavor to obtain such a clause or endorsement in its insurance policies. The provisions of this paragraph shall be applicable to any new or renewal insurance policies which Tenant may obtain during the term.

            (f) During the performance of any alteration, Tenant shall maintain the insurance reasonably required by Owner.

      54.   HOLDOVER

      Tenant acknowledges the extreme importance to Owner of obtaining possession of the demised premises at the stated Expiration Date or sooner termination of this Lease, and in the condition required by this Lease, so that Owner can prepare and rerent the demised premises for a term commencing promptly thereafter. If Tenant shall holdover or retain possession of the demised premises after the expiration or termination of this Lease, Tenant shall (i) indemnify and hold harmless Owner from and against any and all liabilities, costs, suits, demands, charges and expenses of any kind or nature, including attorneys fees and disbursements, resulting from such holdover, including without limitation, any claims made by any succeeding tenant arising from Owner's failure to deliver possession of the demised premises as a result of Tenant's holding over and (ii) pay to Owner, upon demand, as liquidated damages, two times the amount of the Base Rent and Additional Rent in effect on the date of such expiration or termination, prorated for each day that Tenant so holds over or retains possession. The provisions of the foregoing sentence shall in no way be deemed a waiver of any rights or remedies which Owner may have against Tenant to obtain immediate possession of the demised premises, and the demand or acceptance by Owner of such payment shall not be construed as a consent by Owner to such holding over. Notwithstanding anything to the contrary contained herein, if (i) Tenant is prevented from removing its property from the demised premises due to a Force Majeure event (defined below) and (ii) Tenant surrenders and relinquishes to Owner all of its interest in and to the demised premises in a written instrument in form and substance reasonably satisfactory to Owner, then Tenant shall not be obligated to pay liquidated damages pursuant to the second sentence of this Article as a result of its failure to remove such property and deliver the demised premises in the condition required herein on the Expiration Date originally set forth herein and shall be deemed to be occupying the Demised Premises after such original Expiration Date as a tenant from month-to-month upon all of the other terms of this Lease applicable immediately prior to the Expiration Date; provided, however, upon the cessation of such Force Majeure, Tenant shall immediately deliver the demised premises to Owner in the condition required by, and otherwise in accordance with all of the applicable provisions of this Lease.

      55.   SECURITY DEPOSIT

      Supplementing Article 34, if Owner is required to apply all or any part of the Security Deposit to cure any default by Tenant under this Lease, Tenant shall, within 20 days of notice or demand by Owner, restore such Security Deposit to the original amount required hereunder, failing which Tenant shall be in default hereunder.

      56.   NOTICES

      Supplementing and modifying Article 28, in order to be effective, any notice, demand, consent or approval (a "Notice") hereunder shall be in writing (except as otherwise expressly stated herein) and signed by the party giving such Notice. Any Notice in writing, except as otherwise provided in the preceding sentence, shall be personally delivered, sent by a nationally recognized courier service or mailed by registered or certified mail, return receipt requested, addressed as follows:

If to Owner, at:

Flatiron Associates
c/o Helmsley-Spear, Inc.,
  as Agent for Flatiron Associates
60 East 42nd Street
New York, New York 10165
Attention: Charles McQuillan

If to Tenant, at:

Video Jukebox Network, Inc.
Suite 700
175 Fifth Avenue
New York, New York 10010

with a copy of the Notice sent to Tenant at:

Video Jukebox Network, Inc.
1221 Collins Avenue
Miami Beach, Florida  33139

Notices in writing shall be deemed given when personally delivered or upon receipt (or refusal of receipt) if mailed or sent by a courier service. Any party hereto shall have the right to change its notice address by giving notice in the manner set forth herein.

      57.   DIRECTORY LISTINGS

      Owner, at Tenant's request, shall maintain on the directory board located in the lobby of the Building, listings of the name of Tenant and Tenant's officers or employees and Tenant's permitted subtenants and assignees; provided, however, that the names so listed shall not exceed 2 designated names

      58.   VERMIN

      Tenant shall maintain at all times during the term a service contract with a person or company acceptable to Owner for the extermination of vermin, mice and rats in the demised premises. Such service contract shall be in form approved by Owner, which approval shall not be unreasonably withheld or delayed.

      59.   FINANCIAL STATEMENTS

      Upon Owner's written request, but not more often than once per year, Tenant shall promptly furnish Owner, from time to time, with current audited financial statements for Tenant prepared in accordance with generally accepted accounting principles, certified by Tenant's chief financial officer and an independent auditor to be true and correct and reflecting Tenant's then current financial condition.

      60.   MISCELLANEOUS

            (a)   Tenant shall not record this Lease or any memorandum hereof.

            (b) This Lease (including all Exhibits attached hereto) contains all of the agreements and understandings between the parties related to the leasing of the Demised Premises and the respective obligations of Owner and Tenant in connection therewith. All prior agreements and understandings between the parties have merged into this Lease.

            (c) No agreement shall be effective to amend, change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease, and is signed by Owner and Tenant.

            (d) Except as otherwise expressly provided herein, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto; provided, however, that no assignment, sublease or other transfer in violation of the provisions hereof shall operate to vest any rights in any putative assignee, sublessee or transferee of Tenant.

            (e) Supplementing Article 27, Owner shall have no liability whatsoever to Tenant on account of the inability of Owner to timely fulfill any of Owner's obligations under this Lease by reason of any strike, lockout or other labor trouble; inability to obtain labor, materials, oil or other suitable fuel or reasonable substitutes therefor or the failure of the supply of any thereof; acts of God, fire or other casualty; governmental preemption of priorities or other controls in connection with a public emergency; governmental restrictions or requirements of laws; or any other cause, whether similar or dissimilar to the above, beyond Owner's reasonable control (the foregoing events are collectively referred to as "Force Majeure"). If this Lease specifies a time period for performance of an obligation of Owner, that time period shall be extended by the period of any delay in Owner's performance caused by any of the events of Force Majeure.

            (f) If any provision of this Lease shall be invalid or unenforceable, the remainder of this Lease shall not be affected but rather shall be enforced to the fullest extent permitted by law.

            (g) Each provision of this Lease on Tenant's part to be performed shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision or covenant.

            (h) All words used or defined in this Lease or the Exhibits hereto, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

            (i) All exhibits, schedules and riders appended to this Lease are incorporated herein and by this reference made a part hereof. References to "Exhibits" shall be to Exhibits attached to this Lease except where the context requires otherwise.

            (j) The submission of this Lease to Tenant or its broker, agent or attorney for review or signature does not constitute an offer to Tenant to lease the demised premises or the granting of an option to do so. This instrument shall have no binding force or effect until its execution and unconditional delivery by both Owner and Tenant.

            (k) The captions in this Lease are for convenience and reference only and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

      61.   GOVERNING LAW.

      This Lease shall be governed by, and shall be construed in accordance with, the laws of the State of New York, and any legal suit, action or proceeding against Tenant or Owner arising out of or relating to this Lease may be instituted in any federal or state court in New York, New York.

      62.   EXPANSION OPTION

            (a) Subject to and in accordance with the provisions of this Article, Tenant shall have an option (the "EXPANSION OPTION") to lease Suite 709 in the Building (the "EXPANSION SPACE") for a term to commence as provided in paragraph (b) below. Subject to the provisions of paragraph (k) below, Tenant may elect to lease the Expansion Space by giving Owner a written notice (the "EXPANSION NOTICE") exercising the Expansion Option not later than 90 days prior to the Expansion Space Commencement Date (as defined below).

            (b) Subject to the provisions of paragraph (k), if Tenant timely commits to exercise the Expansion Option, then the Expansion Space shall be added to and included in the demised premises for the period (the "EXPANSION SPACE TERM") commencing on March 1, 1997 (the "EXPANSION SPACE COMMENCEMENT DATE") and ending on the Expiration Date.

            (c) The inclusion of the Expansion Space shall be upon all the terms and conditions of this Lease, except as otherwise stated in this Article, and upon such additional terms and conditions as are set forth in this Article.

            (d) As of the Expansion Space Commencement Date, Tenant's Proportionate Share shall be increased to 2.42%. Tenant conclusively agrees that the Expansion Space contains 633 rentable square feet.

            (e) Tenant shall accept the Expansion Space in its condition and state of repair existing as of the Expansion Space Commencement Date. Furthermore, Owner shall not be required to perform any work, supply any materials or incur any expense (including the granting of any allowance to Tenant with respect thereto) to prepare the Expansion Space for Tenant's occupancy.

            (f) Tenant shall not be entitled to a credit against Base Rent or any other rent concession or abatement of Base Rent with respect to the Expansion Space.

            (g) The Base Rent per annum for the Expansion Space during the Expansion Space Term (the "EXPANSION SPACE BASE RENT") shall be $17,724 plus the escalations which are applicable to the Base Rent for the original demised premises and shall be payable together with, and in the same manner as, Base Rent with respect to the demised premises.

            (h) Effective as of the Expansion Space Commencement Date, the Expansion Space shall be considered a part of the demised premises and the Base Rent for the Expansion Space shall be considered part of the Base Rent for the demised premises including, without limitation, for purposes of determining real estate tax escalations and cost of living escalations.

            (i) Once Tenant has delivered the Expansion Notice, Owner shall use reasonable efforts to deliver possession of the Expansion Space to Tenant on or prior to the Expansion Space Commencement Date. If Owner is unable to deliver the Expansion Space to Tenant on the Expansion Space Commencement Date and such inability is due to (a) the holding over or retention of possession by any tenant or occupant in the Expansion Space, and/or (b) the existence of a then binding lease for the Expansion Space or any renewal or extension thereof, and/or (c) any other reason outside of Owner's control, then (i) Owner shall not be subject to any liability for failure to give possession on such date and (ii) Tenant waives the right to rescind its lease of the original demised premises leased hereunder or to recover any damages that may result from the failure of Owner to deliver possession of the Expansion Space and agrees that the provisions of this paragraph shall constitute an "express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

            (j) Notwithstanding Tenant's waiver set forth in the preceding paragraph, if Owner shall be unable to deliver the Expansion Space to Tenant on the Expansion Space Commencement Date or within 30 days thereafter, Tenant, at Tenant's option, shall have the right to cancel its lease of the Expansion Space by giving notice (an "OPTION CANCELLATION NOTICE") to Owner within 30 days after the expiration of such 30 day period, which cancellation shall be effective as of the date on which Owner receives the Option Cancellation Notice; provided, however, that if Owner is able to deliver the Expansion Space to Tenant on or prior to the date on which Owner receives Tenant's Option Cancellation Notice, such notice shall be null and void, and Tenant's lease of the Expansion Space shall continue in full force and effect in accordance with the provisions hereof, as if such Option Cancellation Notice was never delivered.

            (k) Notwithstanding the foregoing provisions of this Article, Tenant may not exercise the Expansion Option if (i) Tenant is in default under this Lease beyond any applicable grace, notice and cure period, or (ii) there is in effect a sublease pursuant to which Tenant has subleased the demised premises to other than a Related Entity, or (iii) there is in effect an assignment pursuant to which this Lease has been assigned to other than a Related Entity, and any such purported exercise of the Expansion Option shall be deemed null and void and of no force and effect.

            (l) If Tenant does not elect to exercise the Expansion Option in accordance with this Article and within the applicable time periods set forth herein, time being of the essence, then (i) Tenant shall have forever waived and relinquished its right to exercise the Expansion Option, (ii) Owner shall at any time thereafter be entitled to lease the Expansion

Space to others at such rental and upon such terms and conditions as Owner in its sole discretion may desire, and (iii) Tenant, upon Owner's request, shall promptly deliver to Owner (and any other person or entity designated by Owner) a notice acknowledging that Tenant has forever waived and relinquished its right to exercise the Expansion Option.

            (m) The termination of this Lease shall also terminate and render void the Expansion Option whether or not the Expansion Option shall have been exercised. The Expansion Option may not be severed from this Lease or separately sold or transferred.

            (n) Notwithstanding anything to the contrary contained herein, Owner shall have the right to lease the Expansion Space to any person or entity and upon any terms and conditions including, without limitation, for a term extending beyond the Expansion Space Commencement Date, at any time prior to the date it receives the Expansion Notice.

      IN WITNESS WHEREOF, Owner and Tenant have hereunto executed this Lease by their respective duly authorized representatives as of the day and year first above written.

OWNER:

FLATIRON ASSOCIATES

By: Helmsley-Spear, Inc.,
    as agent for Flatiron Associates

By:
   Name:
   Title:

TENANT:

VIDEO JUKEBOX NETWORK, INC.

By:  /s/ LUANN M. HOFFMAN
    ----------------------
   Name:  Luann M. Hoffman
   Title: CFO

                                   EXHIBIT A

Map bordered by

32nd Street

Fifth Avenue

23rd Street

Broadway

                                    EXHIBIT B

                                  OWNER'S WORK

      Owner shall, at its expense, perform the following work and installations, all of which shall be of material, design, capacity, finish, and color of the standard adopted by Owner for the Building:

      1.    Paint the demised premises one coat.

      2. Carpet the entire demised premises at a cost not exceeding $25 per square yard.

      3.    Clean all windows to the demised premises.

      4.    Relamp the demised premises.